Exhibit 99.1

KOHL'S CORPORATION REPORTS FINANCIAL RESULTS

FOR FISCAL YEAR AND FOURTH QUARTER

•

Fourth Quarter EPS of $1.40, an increase of 27 percent over prior year

•

Generates $1.6 billion of Free Cash Flow during fiscal 2009

MENOMONEE FALLS, WI … February 25/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter and year ended January 30, 2010.

Net income for the quarter increased 28 percent to $431 million, or $1.40 per diluted share, compared to $336 million, or $1.10 per diluted share, a year ago.  Net sales were $5.7 billion, an increase of 8.5 percent for the quarter.  Comparable store sales for the quarter increased 4.5 percent.

For the year, net income was $991 million, or $3.23 per diluted share, compared to $885 million, or $2.89 per diluted share, for fiscal 2008. Net sales increased 4.8 percent to $17.2 billion. Comparable store sales increased 0.4 percent over the prior year.

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said, “We are pleased that we were able to gain market share in a difficult environment, achieving both total and comparable store sales increases for the year. We improved our merchandise margins significantly through strong inventory management and successful private and exclusive brand strategies. Expenses were well managed while improving the store experience for our customers. I am very proud of our 130,000 associates and the role they played in these results and want to thank them for their hard work, loyalty and dedication in delivering on our promise to " expect great things" from Kohl’s."

Mansell added, “Consumers continue to be financially strained and are looking for value and ways to make their dollars go further.  As a result, we are planning conservatively in our sales expectations, inventory levels and expenses.  We will be very competitive in order to continue to gain market share.  We are focused on the future as we invest prudently in stores - both new and remodeled - and our high-growth e-commerce business, technology and talent to ensure our profitable growth in the long run.”

Expansion Update

Kohl’s ended the year with 1,058 stores in 49 states, including 56 which were successfully opened in 2009.  The Company completed 51 store remodels, compared to 36 stores last year.  In fiscal 2010, the Company expects to open approximately 30 stores and remodel 85 stores.

Free Cash Flow

The Company reported free cash flow of $1.6 billion in 2009, more than double 2008 free cash flow of $684 million.  Free cash flow is a non-GAAP financial measure which the Company defines as net cash provided by operating activities less capital expenditures.   Free cash flow should be evaluated in addition to, and not considered a substitute for, other financial measures such as net income and cash flow provided by operations.  The Company believes that free cash flow represents its ability to generate additional cash flow from its business operations.

The following table reconciles net cash provided by operating activities (a GAAP measure) to free cash flow (a non-GAAP measure) for the years ended January 30, 2010 and January 31, 2009.

(in Millions)	2009	2008
Net cash provided by operating activities	$ 2,234	$ 1,698
Acquisition of property & equipment and favorable lease rights	(666)	(1,014)
Free cash flow	$ 1,568	$ 684

Earnings Guidance

The Company issued its initial guidance for fiscal 2010.  Based on assumptions of a total sales increase of 4 to 6 percent and a comparable store sales increase of 1 to 3 percent for both the quarter and year, the Company expects earnings per diluted share of $0.48 to $0.52 for the first quarter of 2010 and $3.40 to $3.63 for the year.

Fourth Quarter 2009 Earnings Conference Call

Investors will have an opportunity to listen to the fourth quarter earnings conference call at 8:30 AM EST on February 25 by dialing (706) 902-0486, using Conference ID 53527657.  A replay of the call will also be accessible at approximately 9:30 AM EST on February 25, until midnight EST on March 25, 2010. To listen to the replay, dial (706) 645-9291, and use Conference ID 53527657.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm. To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=60706&eventID=2705091 at least ten minutes prior to the call to download and install any necessary audio software.  The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 1,058 stores in 49 states. A company committed to the communities it serves, Kohl’s has raised more than $126 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464

KOHL'S CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

Three Months
(13 Weeks) Ended

		% to		% to
	January 30,	Net	January 31,	Net
	2010	Sales	2009	Sales

Net sales	$ 5,682		$ 5,235
Cost of merchandise sold	3,612	63.6%	3,413	65.2%

Gross margin	2,070	36.4%	1,822	34.8%

Operating expenses:
Selling, general, and administrative	1,190	20.9%	1,102	21.1%
Depreciation and amortization	155	2.7%	143	2.7%
Preopening expenses	3	0.1%	4	0.1%

Operating income	722	12.7%	573	10.9%

Interest expense, net	31	0.5%	30	0.5%

Income before income taxes	691	12.2%	543	10.4%
Provision for income taxes	260	4.6%	207	4.0%

Net income	$ 431	7.6%	$ 336	6.4%

Basic net income per share	$ 1.41		$ 1.10
Average number of shares	306		305

Diluted net income per share	$ 1.40		$ 1.10
Average number of shares	308		305

KOHL'S CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

Twelve Months
(52 Weeks) Ended

		% to		% to
	January 30,	Net	January 31,	Net
	2010	Sales	2009	Sales

Net sales	$ 17,178		$ 16,389
Cost of merchandise sold	10,680	62.2%	10,334	63.1%

Gross margin	6,498	37.8%	6,055	36.9%

Operating expenses:
Selling, general, and administrative	4,144	24.1%	3,936	24.0%
Depreciation and amortization	590	3.4%	541	3.3%
Preopening expenses	52	0.3%	42	0.2%

Operating income	1,712	10.0%	1,536	9.4%

Interest expense, net	124	0.8%	111	0.7%

Income before income taxes	1,588	9.2%	1,425	8.7%
Provision for income taxes	597	3.4%	540	3.3%

Net income	$ 991	5.8%	$ 885	5.4%

Basic net income per share	$ 3.25		$ 2.89
Average number of shares	305		306

Diluted net income per share	$ 3.23		$ 2.89
Average number of shares	306		307

KOHL'S CORPORATION

CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

Subject to Reclassification

	January 30,	January 31,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$ 2,267	$ 643
Merchandise inventories	2,923	2,799
Deferred income taxes	73	74
Other	222	212

Total current assets	5,485	3,728

Property and equipment, net	7,018	6,984
Long-term investments	321	333
Favorable lease rights, net	204	201
Other assets	132	117

Total assets	$ 13,160	$ 11,363

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 1,188	$ 881
Accrued liabilities	1,002	841
Income taxes payable	184	105
Current portion of capital leases	16	17

Total current liabilities	2,390	1,844

Long-term debt and capital leases	2,052	2,053
Deferred income taxes	377	320
Other long-term liabilities	488	407

Shareholders' equity:
Common stock	4	4
Paid-in capital	2,085	1,971
Treasury stock, at cost	(2,639)	(2,638)
Accumulated other comprehensive loss	(36)	(46)
Retained earnings	8,439	7,448

Total shareholders' equity	7,853	6,739

Total liabilities and shareholders' equity	$ 13,160	$ 11,363

KOHL'S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

Subject to Reclassification

	2009	2008

Operating activities
Net income	$ 991	$ 885
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization, including debt discount
and deferred financing fees	591	543
Share-based compensation	64	55
Excess tax benefits from share-based compensation	3	-
Deferred income taxes	52	84
Other non-cash revenues and expenses	51	47
Changes in operating assets and liabilities:
Merchandise inventories	(119)	60
Other current and long-term assets	(13)	(40)
Accounts payable	306	48
Accrued and other long-term liabilities	234	42
Income taxes	74	(26)

Net cash provided by operating activities	2,234	1,698

Investing activities
Acquisition of property and equipment
and favorable lease rights	(666)	(1,014)
Purchases of investments in auction rate securities	-	(53)
Sales of investments in auction rate securities	28	93
Other	(2)	11

Net cash used in investing activities	(640)	(963)

Financing activities
Treasury stock purchases	(1)	(262)
Capital lease payments	(17)	(16)
Proceeds from stock option exercises	51	5
Excess tax benefits from share-based compensation	(3)	-

Net cash provided by (used in) financing activities	30	(273)

Net change in cash and cash equivalents	1,624	462
Cash and cash equivalents at beginning of year	643	181

Cash and cash equivalents at end of year	$ 2,267	$ 643